                                     EX-21.1
                                  Subsidiaries

                                    Jurisdiction of          Percentage
                                     INCORPORATION             OWNED
                                    ---------------          -----------

Datatec Industries, Inc.              New Jersey               100%

HH Communications                     Illinois                 100%
of Illinois, Inc.

Signatel, Ltd.                        Canada                   100%